Exhibit 1.1



                                   VIACOM INC.
                            VIACOM INTERNATIONAL INC.



                           7.25% SENIOR NOTES DUE 2051



                             UNDERWRITING AGREEMENT

                               New York, New York

                                  June 22, 2001

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
  As Representatives of the
   several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Four World Financial Center, North Tower
250 Vesey Street
New York, NY 10080

Ladies and Gentlemen:

         Viacom Inc., a Delaware corporation (the "Company"), confirms its agreement, subject to the terms and conditions stated herein, with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc. ("Salomon Smith Barney"), and each of the other underwriters named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted hereinafter as provided in Section 10 hereof), for whom Merrill Lynch and Salomon Smith Barney are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount set forth in
Schedule I of $325,000,000 aggregate principal amount of 7.25% Senior Notes due 2051 (the "Firm Notes") guaranteed on an unsecured basis (the "Firm Guarantee") by Viacom International Inc., a Delaware corporation (the "Guarantor").

         The Company also confirms its agreement, subject to the terms and conditions stated herein, with the Underwriters with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of not more than an additional $48,750,000 aggregate principal amount of 7.25% Senior Notes due 2051 (the "Option Notes") guaranteed on an unsecured basis (the "Option Guarantee") by the Guarantor, if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Notes and Option Guarantee granted in Section 2 hereof. The Firm Notes and the Firm Guarantee are hereinafter collectively referred to as the "Firm Securities" and the Option Notes and the Option Guarantee are hereinafter collectively referred to as the "Option Securities". The Firm Securities together with the Option Securities are hereinafter collectively referred to as the "Securities".

         The Securities are to be issued under an indenture dated as of June 22, 2001 among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), as supplemented by resolutions adopted by the Company dated June 22, 2001 pursuant to Section 301 of such indenture (as so amended and supplemented from time to time, the "Indenture").

         SECTION 1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to the Underwriters, as of the date hereof and as of the Closing Time (as defined below) and, if applicable, as of the Option Closing Time (as defined below), as follows:

         (a) Registration Statement and the Prospectus. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-62052) (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), in respect of, among other things, the Securities. The Company meets the requirements for use of Form S-3 under the 1933 Act. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the rules and regulations under the 1933 Act, then all references to the Registration Statement shall also be deemed to include that Rule 462(b) registration statement. The Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The prospectus included in the Registration Statement is hereinafter referred to as the "Base Prospectus." The Base Prospectus, as it is to be supplemented by a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the 1933 Act ("Rule 424") is hereinafter referred to as the "Prospectus." The term "Registration Statement" and "Prospectus" shall be deemed to include all amendments to the date hereof and all documents incorporated by reference therein. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus and the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Underwriting Agreement, or the issue date of the Base Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

         The Registration Statement and the Indenture, at the time and date the Registration Statement was declared effective by the Commission, complied, in all material respects, with the applicable provisions of the 1933 Act and the 1939 Act, respectively, and the applicable rules and regulations of the Commission thereunder. The Registration Statement, at the time and date it was declared effective by the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and at the Closing Time and, if applicable, the Option Closing Time, will comply, in all material respects, with the applicable provisions of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material


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


fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or the Prospectus.

         (b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

         (c) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the applicable rules and regulations of the Commission thereunder (the "1933 Act Regulations").

         (d) Financial Statements. The financial statements of the Company, CBS Corporation, and Infinity Broadcasting Corporation included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company, CBS Corporation, and Infinity Broadcasting Corporation at the dates indicated, and the statement of operations, stockholders' equity and cash flows of the Company, CBS Corporation, and Infinity Broadcasting Corporation, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The capitalization table, the summary historical financial data for the Company, the summary unaudited pro forma combined financial information and the ratio of earnings to fixed charges included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company, CBS Corporation, Infinity Broadcasting Corporation and their subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (B) there have been no material transactions entered into by the Company other than transactions contemplated by the Registration Statement and Prospectus or transactions arising in the ordinary course of business.

         (f) Good Standing. The Company and the Guarantor have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware and have corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus and to enter into and perform their respective obligations under, or as contemplated under, this Underwriting Agreement. The Company and the Guarantor are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

         (g) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

         (h) Capitalization. All of the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance except as described in the Prospectus and except for such liens, adverse claims, security interests, equity or other encumbrances that are immaterial to the Company and its subsidiaries taken as a whole.

         (i) Authorization of Agreements. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

         (j) Authorization of the Securities. The Securities have been duly authorized by the Company and the Guarantor, as the case may be, for issuance and sale pursuant to this Underwriting Agreement. The Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor, as the case may be, entitled to the benefits of the Indenture, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

         (k) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

         (l) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Prospectus.

         (m) Absence of Defaults and Conflicts. The issue and sale of the Securities and compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture and this Underwriting Agreement and the consummation of the transactions contemplated herein and therein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company, the Guarantor or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of their respective subsidiaries.

         (n) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Guarantor threatened, against or affecting the Company, the Guarantor or any of their respective subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which individually or in the aggregate would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated under the


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

Prospectus, this Underwriting Agreement or the Indenture or the performance by the Company or the Guarantor of their respective obligations hereunder and thereunder.

         (o) Disclosure. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (p) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company or the Guarantor of this Underwriting Agreement or for the performance by the Company or the Guarantor of the transactions contemplated under the Prospectus, this Underwriting Agreement or the Indenture, except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and except where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree will not individually or in the aggregate result in a Material Adverse Effect.

         (q) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (r) Officer's Certificates. Any certificate signed by any officer of the Company, the Guarantor or any of their subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to each Underwriter as to matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Securities. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.85% of the principal amount thereof, the aggregate principal amount of the Firm Securities set forth opposite such Underwriter's name on Schedule I hereto.

         Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriters, and the Underwriters shall have the option solely upon notice by the Representatives to the Company on behalf of the Underwriters to purchase, severally and not jointly, from the Company up to an additional $48,750,000 aggregate principal amount of Option Securities at a price per Option Security equal to the price the Underwriters shall pay per Firm Security. Such option, if granted, will expire 30 days after the date of this Underwriting Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representatives to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of payment and delivery (each, an "Option Closing Time") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Firm Securities each such Underwriter has severally agreed to purchase as set forth in Schedule I bears to the total aggregate principal amount of Firm Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional aggregate principal amount of Option Securities.

         (b) Payment. Payment of the purchase price for, and delivery of, the Firm Securities (and the Option Securities if the option to purchase such Option Securities shall have been exercised on or before the second business day prior to the Closing Time) shall be made at the offices of the Company, 1515 Broadway, New York, New York 10036 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on June 29, 2001, (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Option Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of the Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct.

         If the option to purchase Option Securities is exercised after the second business day prior to the Closing Time, delivery of the Option Securities shall be made to the Underwriters, against payment of the purchase price therefor, at the aforementioned closing location, or such other place as shall be agreed upon by the Representatives and the Company, and at the Option Closing Time in the manner provided above in this Section 2. The obligation of the Underwriters to purchase the Option Securities at the Option Closing Time shall be subject to the terms and conditions herein.

         SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant with each Underwriter, as follows:



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

         (a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations, Rule 434 of the 1933 Act Regulations and Rule 462(b) of the 1933 Act Regulations, if and as applicable, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. Until the Closing Time, the Company and the Guarantor will advise the Representatives promptly of their intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company and the Guarantor has furnished or, if requested in writing by the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.



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

         (e) Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company or the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company and the Guarantor will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

         (g) Earnings Statement. The Company and the Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

         (i) Use of Proceeds. The Company and the Guarantor will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (j) Listing. The Company and the Guarantor will use their best efforts to cause the Securities to be listed or admitted to trading on The New York Stock Exchange within 30 days of the Closing Time.

         (k) Restriction on Sale of Securities. Between the date of this Underwriting Agreement and the Closing Time, neither the Company nor the Guarantor will, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, any securities of the Company or the Guarantor substantially similar to the Securities.

         (l) Reporting Requirements. The Company and the Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         The Company and the Guarantor will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) any fees and expenses payable in connection with the initial and continued listing of the Securities on any securities exchange, including The New York Stock Exchange, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by NASD Regulation, Inc. (the "NASD") of the terms of the sale of the Securities.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Securities under this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company, the Guarantor or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424.

         (b) Opinion of Counsel for Company and the Guarantor. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Company and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

         (c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hughes Hubbard & Reed LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Guarantor and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and the Guarantor and of the chief financial officer or chief accounting officer of the Company and the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (g) Ratings. On the date hereof and prior to the Closing Time, there shall not have occurred any downgrading in the rating of any debt securities of the Company or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

         (h) Application for Listing. At the Closing Time, an application to have the Securities approved for listing on The New York Stock Exchange shall have been filed by the Company.

         (i) No Objection. If the Registration Statement for the offering of the Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) Over-Allotment Option. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Guarantor contained herein and the statements in any certificates furnished by the Company or the Guarantor or any of their subsidiaries hereunder shall be true and correct as of each Option Closing Time, and, at the relevant Option Closing Time, the Representatives shall have received:

              (1) A certificate, dated such Option Closing Time, of the President or a Vice President of the Company and the Guarantor and the chief financial officer or chief accounting officer of the Company and the Guarantor, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Option Closing Time.

              (2) The favorable opinion of Shearman & Sterling, counsel for the Company and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Time, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (3) The favorable opinion of Hughes Hubbard & Reed LLP, counsel for the Underwriters, dated such Option Closing Time, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

              (4) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Time, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Time.

              (5) Since the time of execution of this Underwriting Agreement, there shall not have occurred a downgrading in the rating of any debt securities of the Company or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

         (k) Additional Documents. At the Closing Time and at any Option Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

              (iii) against any and all expense as reasonably incurred (including the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Base Prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company and the Guarantor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Base Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Base Prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities under this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule I hereto, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company, the Guarantor or any of their respective subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

         SECTION 9. Termination.

         (a) Underwriting Agreement. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Option Closing Time, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities include securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any material change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York

Stock Exchange or the American Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

         (b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 and this paragraph 9(b) shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Option Closing Time, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Company.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time or the Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, attention of Wylie Collins; and notices to the Company shall be directed to it at Viacom Inc., 1515 Broadway, New York, New York 10036, attention of General Counsel.

         SECTION 12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, the Representatives and the other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts. This Underwriting Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters, the Company and the Guarantor in accordance with its terms.

                                      Very truly yours,

                                      VIACOM INC.



                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      VIACOM INTERNATIONAL INC.



                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

SALOMON SMITH BARNEY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED



By:
   ----------------------------------------------
   Name:
   Title:

For themselves and the other several
Underwriters named in Schedule I to the
foregoing Underwriting Agreement.

                                                                      Schedule I



Underwriter                                                     Principal Amount
-----------                                                     ----------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated.............   $ 48,800,000
Salomon Smith Barney Inc.......................................     48,800,000
A.G. Edwards & Sons, Inc.......................................     48,500,000
Prudential Securities Incorporated.............................     48,500,000
UBS Warburg LLC................................................     48,500,000
Banc of America Securities LLC.................................      9,750,000
Credit Suisse First Boston Corporation.........................      9,750,000
Deutsche Banc Alex_Brown Inc...................................      9,750,000
J.P. Morgan Securities Inc.....................................      9,750,000
ABN AMRO Incorporated..........................................      1,625,000
Banc One Capital Markets, Inc..................................      1,625,000
Bear, Stearns & Co. Inc........................................      1,625,000
BNY Capital Markets, Inc.......................................      1,625,000
CIBC World Markets Corp........................................      1,625,000
Dain Rauscher Incorporated.....................................      1,625,000
First Union Securities, Inc....................................      1,625,000
H&R Block Financial Advisors, Inc..............................      1,625,000
HSBC Securities (USA) Inc......................................      1,625,000
Lehman Brothers Inc............................................      1,625,000
McDonald Investments Inc., a KeyCorp Company...................      1,625,000
Quick & Reilly, Inc............................................      1,625,000
Raymond James & Associates, Inc................................      1,625,000
The Robinson-Humphrey Company, LLC.............................      1,625,000
Tucker Anthony Incorporated....................................      1,625,000
U.S. Bancorp Piper Jaffray Inc.................................      1,625,000
Advest, Inc....................................................        650,000
BB&T Capital Markets, a division of Scott and
Stringfellow, Inc. ............................................        650,000
C.L. King & Associates, Inc....................................        650,000
Charles Schwab & Co., Inc......................................        650,000
Crowell, Weedon & Co...........................................        650,000
D.A. Davidson & Co.............................................        650,000
Fahnestock & Co., L.L.C........................................        650,000
Fifth Third Securities, Inc....................................        650,000
Gibraltar Securities Co........................................        650,000
Gruntal & Co., L.L.C...........................................        650,000
J.J.B. Hilliard, W.L. Lyons, Inc...............................        650,000
Janney Montgomery Scott LLP....................................        650,000
Legg Mason Wood Walker, Incorporated...........................        650,000
Mesirow Financial, Inc.........................................        650,000
Morgan Keegan & Company, Inc...................................        650,000
NatCity Investments, Inc.......................................        650,000
Robert W. Baird & Co. Incorporated.............................        650,000

Underwriter                                                     Principal Amount
-----------                                                     ----------------

Southwest Securities, Inc......................................        650,000
Stifel, Nicolaus & Company, Incorporated.......................        650,000
TD Securities (USA) Inc........................................        650,000
Utendahl Capital Partners, L.P.................................        650,000
Wachovia Securities, Inc.......................................        650,000
Wedbush Morgan Securities, Inc.................................        650,000
Wells Fargo Van Kasper, LLC....................................        650,000
William Blair & Company, L.L.C.................................        650,000
The Williams Capital Group, L.P................................        650,000
                                                                  ------------
                                                          Total   $325,000,000
                                                                  ============










                                      -2-